Exhibit 32.1

Section 1350 Certification of Interim Chief Executive Officer

In connection with the Quarterly Report of Allied Healthcare International Inc. (the ‘‘Company’’) on Form 10-Q for the quarter ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), I, Sarah L. Eames, Interim Chief Executive Officer of the Company, certify, pursuant to 18. U.S.C. section. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as at and for the quarter ended June 30, 2007.

Date: August 7, 2007

/s/ Sarah L. Eames
Sarah L. Eames Interim Chief Executive Officer of the Company